UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 19, 2025

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August  19, 2025, iBio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative of the underwriters named in Schedule A thereto, relating to the offering, issuance and sale of pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 71,540,000 shares of common stock, par value $0.001 per share (“Common Stock”) of the Company and accompanying Series G warrants (the “Series G Warrants”) to purchase (i) an aggregate of up to 35,770,000  shares of Common Stock (or, for those investors who so choose, pre-funded warrants to purchase up to 35,770,000 shares of Common Stock in lieu thereof) and (ii) Series H warrants (the “Series H Warrants”) to purchase an aggregate of up to 35,770,000 shares of Common Stock (or, for those investors who so choose, pre-funded warrants to purchase up to 35,770,000 shares of Common Stock in lieu thereof) (the “Offering”). The combined public offering price per Pre-Funded Warrant and accompanying Series G Warrant is $0.699.

Each Pre-Funded Warrant and the pre-funded warrants issuable upon exercise of the Series G Warrants or Series H Warrants will have an exercise price per share of Common Stock equal to $0.001 and will be immediately exercisable from their date of issuance for one share of Common Stock, subject to certain beneficial ownership and other limitations. The Series G Warrants and Series H Warrants will each be exercisable from their date of issuance and will have an exercise price equal to $0.70 per whole share of common stock (or $0.699 per pre-funded warrant) and in the case of the Series G Warrants, the accompanying Series H Warrant. The Series G Warrants will expire on the date that is the earlier of (i) 30 trading days following the Company’s public announcement, via a press release on a nationally recognized news wire or the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), that an Investigational New Drug Application filed with the U.S. Food and Drug Administration, a Clinical Trial Notification filed with the applicable foreign governmental body in Australia, a Clinical Trial Application filed with the European Medicines Agency, or an equivalent submission filed with a foreign governmental body to initiate a clinical trial in any other foreign jurisdiction, has been accepted or has otherwise gone into effect, as applicable (such public filing or announcement, the “Trial Initiation Milestone”) and (ii) five years from the date of issuance. In addition, to the extent the proportion of the unexercised portion of the Series G Warrant relative to the originally issued Series G Warrant is greater than the proportion of the unexercised portion of the originally issued Pre-Funded Warrant relative to the originally issued Pre-Funded Warrant, each Series G Warrant will immediately expire in proportion to the extent that the corresponding Pre-Funded Warrant held by a holder is exercised prior to the occurrence of the Trial Initiation Milestone. When issued upon exercise of the Series G Warrants, the Series H Warrants will expire on the four-year anniversary of the closing date of the Offering. The Pre-Funded Warrants, Series G Warrants, the Series H Warrants and the pre-funded warrants issuable upon exercise of the Series G Warrants or Series H Warrants are referred to collectively as the “Warrants” and the Warrants, together with the Common Stock underlying the Warrants, are referred to collectively as the “Securities.”

The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% or 19.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), which percentage may be increased or decreased at the holder’s election, not to exceed 19.99%. Any increase to the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

The aggregate proceeds from the Offering are expected to be approximately $50 million before deducting underwriting discounts and commissions and offering expenses payable by the Company in connection with the Offering. The Company may receive up to an aggregate of $50 million of additional gross proceeds if the Series G Warrants and Series H Warrants are exercised in full for cash.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-280680), as amended, initially filed with the SEC on July 3, 2024, and declared effective by the SEC on August 6, 2024, as supplemented by the preliminary prospectus supplement, dated August 18, 2025, and a final prospectus supplement (the “Prospectus Supplement”) filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on August 21, 2025. The closing of the Offering is expected to take place on or about August 22, 2025, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have agreed, subject to certain customary exceptions, to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the 90 day period following the pricing of the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants, the Series G Warrants and the Series H Warrants are not complete, and are qualified in their entirety by reference to the full text of each such document, which documents are attached hereto as Exhibit 1.1, 4.1, 4.2 and 4.3, respectively, and which are incorporated herein by reference.

A copy of the legal opinion and consent of Blank Rome LLP relating to the Pre-Funded Warrants, the Series G Warrants, the Series H Warrants, the pre-funded warrants issuable upon exercise of the Series G Warrants or Series H Warrants and the shares of Common Stock underlying the Warrants is attached as Exhibit 5.1 hereto.

Item 7.01. Regulation FD Disclosure

On August 18, 2025, the Company issued a press release announcing the launch of the Offering (the “Launch Press Release”). A copy of the Launch Press Release is furnished herewith as Exhibit 99.1.

On August 19, 2025, the Company issued a press release announcing the pricing of the Offering (the “Pricing Press Release”). A copy of the Pricing Press Release is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 and in the press releases furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Offering, such as the expected gross proceeds (including the anticipated gross proceeds from the exercise of the Series G Warrants and Series H Warrants in full for cash) and the anticipated closing date. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024, as amended on September 24, 2024, and in the Company's subsequent filings with the SEC, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of August 19, 2025, by and between iBio, Inc. and Leerink Partners LLC, as Representative of the several Underwriters
4.1	Form of Pre-Funded Warrant
4.2	Form of Series G Warrant
4.3	Form of Series H Warrant
5.1	Opinion of Blank Rome LLP
23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1)
99.1	Launch Press Release
99.2	Pricing Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2025	IBIO, INC.

	By:	/s/ Marc A. Banjak
Name: Marc A. Banjak
Title: Chief Legal Counsel